Exhibit 10.1

CHANGE IN TERMS AGREEMENT

THIS AGREEMENT is made as of the 24th day of October, 2011 (this “Agreement”), by and between KEYBANK NATIONAL ASSOCIATION, a national banking association, whose address is 100 S. Main Street, 4th Floor, Ann Arbor, Michigan 48104 (“Lender”) and UNIVERSAL TRUCKLOAD SERVICES, INC., a Michigan corporation with offices at 12755 East Nine Mile Road, Warren, Michigan 48089 (“Borrower”).

RECITALS:

A. Lender and Borrower have entered into that certain Amended and Restated Loan Agreement between Borrower and Lender dated as of October 25, 2010 (as so amended, the “Existing Loan Agreement”), and Borrower has made that certain Promissory Note, dated as of October 25, 2010, in favor of Lender in the principal amount of $20,000,000 (the “Existing Promissory Note”).

B. Lender has agreed to extend the maturity of the line of credit described in the Existing Loan Agreement and evidenced by the Existing Note, and the parties desire to memorialize that extension as follows.

NOW THEREFORE, in consideration of the foregoing, the Borrower and the Lender agree as follows:

1. Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded such terms in the Existing Loan Agreement.

2. The Revolving Credit Note will remain outstanding. However, notwithstanding the express terms of the Revolving Credit Note, the Maturity Date shall be deemed to be October 23, 2012. If the Obligations under the Revolving Credit Note are paid in full on or prior to October 23, 2012, no Event of Default will arise under the Existing Loan Agreement solely as a result of such extension of the Maturity Date.

2. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidencing or securing the obligation(s), remain unchanged and in full force and effect. Consent by the Lender to this Agreement does not waive the Lender’s right to strict performance of the obligation(s) as changed, nor obligate the Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s).

IN WITNESS WHEREOF, the parties have caused this Change in Terms Agreement to be executed as of the day and year first written above.

BORROWER:

UNIVERSAL TRUCKLOAD SERVICES, INC., a Michigan corporation

By:	/s/ Robert E. Sigler
Name:	Robert E. Sigler
Its:	Chief Financial Officer

LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Erik Siersma
Name:	Erik Siersma
Its:	Vice President